UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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NORTHWESTERN MUTUAL SERIES FUND, INC.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Index 400 Stock Portfolio

Index 600 Stock Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

March 22, 2021

To the Contract Owners:

We are pleased to notify you of changes involving the Index 400 Stock and Index 600 Stock Portfolios (the “Portfolios”), each a series of Northwestern Mutual Series Fund, Inc. (the “Series Fund”).

The Series Fund’s Board of Directors (the “Board”) has approved the hiring of Northern Trust Investments, Inc. (“Northern Trust”) to serve as sub-adviser to the Portfolios and, in conjunction with this, the Board has approved two new sub-advisory agreements (the “New Sub-Advisory Agreements”) between Northern Trust and Mason Street Advisors, LLC, the investment adviser to the Portfolios (“Mason Street Advisors”), on behalf of the Portfolios.

As was previously communicated to you via supplements dated October 26, 2020 and November 25, 2020 to the Series Fund’s prospectus, Northern Trust was appointed as the sub-adviser for the Series Fund’s Index 400 Stock and Index 600 Stock Portfolios effective February 1, 2021. Mason Street Advisors will continue to serve as the investment adviser to the Portfolios.

I encourage you to read the attached Information Statement, which provides information about Northern Trust and the New Sub-Advisory Agreements, and discusses the factors that the Board considered in approving the New Sub-Advisory Agreements. The Information Statement does not require any action by you. Its purpose is to provide you with information about the new sub-adviser for the Portfolios.

Sincerely,

KATE M. FLEMING

President

Northwestern Mutual Series Fund, Inc.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Index 400 Stock Portfolio

Index 600 Stock Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

March 22, 2021

The Board of Directors (“Board” or “Directors”) of the Northwestern Mutual Series Fund, Inc. (“Series Fund”) recently approved two new Investment Sub-Advisory Agreements (“New Sub-Advisory Agreements”) for the Index 400 Stock and Index 600 Stock Portfolios (collectively, the “Portfolios,” individually, a “Portfolio”) between Mason Street Advisors, LLC, in its capacity as investment adviser to the Portfolios (the “Adviser” or “Mason Street Advisors”) and Northern Trust Investments, Inc. (“Northern Trust” or “Sub-Adviser”), effective February 1, 2021. This Information Statement explains why the Directors determined to appoint Northern Trust as the sub-adviser for the Series Fund’s Index 400 Stock and Index 600 Stock Portfolios and approve the New Sub-Advisory Agreements with Northern Trust on behalf of the Portfolios, as well as describes generally the terms of the New Sub-Advisory Agreements.

These changes were approved by the Board without shareholder approval, pursuant to the terms of an Exemptive Order issued by the Securities and Exchange Commission (“SEC”) to the Series Fund and the Adviser.

On or about March 22, 2021, an Important Notice of Internet Availability of Information Statement (the “Notice”) was first sent to contract owners with an allocation to either of the Portfolios as of January 29, 2021 (record date). This Information Statement is being provided to contract owners in lieu of a proxy statement pursuant to the terms of the Exemptive Order. As stated in the Notice, this Information Statement will be made available at www.nmseriesfund.com under the heading “Additional Documents” on or about March 22, 2021, and will remain available until August 1, 2021. A paper or e-mail copy of this Information Statement may be obtained, without charge, by calling 866-910-1232 or sending an email to vavldocrequest@northwesternmutual.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Series Fund

The Series Fund is a mutual fund that offers its shares in 27 separate investment portfolios, two of which are the Portfolios. All of the outstanding shares of the Series Fund are held by The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) through its separate investment accounts (either directly or indirectly through one or more underlying portfolios of the Series Fund operating as a fund of funds) used for funding its variable annuity contracts and variable life insurance policies. Although you are not a shareholder of the Series Fund, all or part of the net considerations or premiums and accumulated amounts under your variable annuity contract or variable life insurance policy are invested in shares of the Series Fund through NML Variable Annuity Account A, NML Variable Annuity Account B, NML Variable Annuity Account C, Northwestern Mutual Variable Life Account or Northwestern Mutual Variable Life Account II. You are receiving this Information Statement because you have directed Northwestern Mutual to allocate all or a portion of your investment to one or both of the Portfolios as of January 29, 2021.

Adviser

Mason Street Advisors serves as the investment adviser to the Portfolios pursuant to an Amended and Restated Advisory Agreement between the Series Fund and Mason Street Advisors dated April 30, 2012 (“Advisory Agreement”). The Advisory Agreement permits Mason Street Advisors to employ one or more sub-advisers for the purpose of providing investment management services for any or each of the Series Fund’s portfolios, including the Portfolios. Under the Advisory Agreement, Mason Street Advisors, among other things, monitors and evaluates the performance of sub-advisers to the Series Fund’s portfolios on an ongoing basis. Factors it considers are, among others: the qualifications of a sub-adviser’s investment personnel, its investment philosophy and process, and its long-term performance results. Mason Street Advisors also recommends the hiring, termination or replacement of a sub-adviser when deemed appropriate.

Mason Street Advisors previously managed the assets of the Portfolios. Following Mason Street Advisors’ determination to adopt a sub-advisory model approach for the management of the Series Fund’s three index-based portfolios, the Board directed Mason Street Advisors to assemble a pool of potential investment manager candidates qualified to serve as sub-adviser to the Index 400 Stock and Index 600 Stock Portfolios. The process by which the Board conducted its evaluation and assessment of the potential sub-advisory candidates is described below.

Board Action Pursuant to Exemptive Order

Pursuant to an Exemptive Order issued to Mason Street Advisors and the Series Fund by the SEC, Mason Street Advisors is permitted to hire, terminate or replace sub-advisers to the Series Fund’s portfolios, and to modify material terms and conditions of sub-advisory agreements relating to the portfolios, without shareholder approval, subject to certain conditions and the approval of the Board. Consistent with the terms of the Exemptive Order, at a meeting of the Board held on October 21, 2020, the Directors, including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Series Fund or Mason Street Advisors (“Independent Directors”), appointed Northern Trust to serve as the sub-adviser for the Portfolios, effective February 1, 2021, and approved the New Sub-Advisory Agreements.

The Series Fund and Mason Street Advisors have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within 90 days of the date a newly hired sub-adviser begins providing services, the affected shareholders will be furnished this Information Statement, which contains information about Northern Trust, the New Sub-Advisory Agreements, and other information.

SUB-ADVISORY AGREEMENTS

Board Consideration of the New Sub-Advisory Agreements and Decision to Appoint Northern Trust

At a meeting of the Board held October 21, 2020, the Directors, including the Independent Directors, unanimously approved the New Sub-Advisory Agreements between Mason Street Advisors and Northern Trust relating to the Index 400 Stock and Index 600 Stock Portfolios (the “Portfolios”). The Board’s decision to retain Northern Trust as sub-adviser for the Portfolios was reached after extensive research and qualitative and quantitative analysis of multiple candidate firms and their respective organizational structures, investment processes and long-term performance records. The rationale for the Board’s approvals, and the terms of the New Sub-Advisory Agreements, are described below. Information about Northern Trust is located in the “MANAGEMENT” section.

In determining whether to approve the New Sub-Advisory Agreements on behalf of the Portfolios, the Directors requested and received detailed information from Mason Street Advisors and Northern Trust to assist them in their evaluation. The Independent Directors also received a memorandum from their counsel advising them of their responsibilities in connection with the approval of the New Sub-Advisory Agreements, and had an opportunity to review with their counsel the legal standards governing the review of the New Sub-Advisory Agreements, including how these standards should be applied to the review of information relating to an individual sub-adviser under the Series Fund’s manager of managers structure.

The material factors and conclusions that formed the basis for the Board’s determination to approve the New Sub-Advisory Agreements include those discussed below. In addition to the information provided to them in anticipation of and at the October 21, 2020 Board meeting, the Directors considered the in-person presentation of Northern Trust at a meeting of the Investment Oversight Committee of the Board held on October 21, 2020, and Northern Trust’s responses to the Directors’ questions during its presentation session.

The Director’s determination to engage Northern Trust as the investment sub-adviser for the Portfolios was the culmination of a process that began with Mason Street Advisors initially compiling a list of investment managers as potential candidates to serve as sub-adviser to the Index 400 Stock and Index 600 Stock Portfolios. At its August 26, 2020 meeting the Board considered and evaluated the sub-advisory candidates which Mason Street Advisors had reviewed and determined were qualified to serve as a sub-advisory investment manager for one or both of the Portfolios, along with a detailed review of comparative information regarding each of the candidates. Based upon a review of the list of qualified sub-advisers, the Directors narrowed down the list of candidates to three sub-advisory candidate firms that would receive formal requests for proposals with respect to the Portfolio mandates and would be invited to make presentations to the Board at its October 2020 meeting.

The three final sub-advisory candidates for the Portfolio mandates were reviewed and considered at the Board’s October 21, 2020 meeting. The Directors received an in-person presentation at the Board meeting provided by representatives from each of the three candidate firms. Extensive background information and assessment data were used to evaluate, compare and contrast the three candidates. The information compiled for purposes of facilitating the Board’s review of the candidates was a combination of assessment data and evaluative reports developed by Mason Street Advisors as well as data provided by the candidates, which was formatted in a manner to permit the Board to effectively conduct its due diligence review of the information and engage in a thorough comparative analysis. Among other factors, the Board considered details of each candidate’s investment performance over various time periods, key points of differentiation and competitive advantages, indexing expertise, mandate assets under management, investment personnel, investment processes, proposed sub-advisory fees and breakpoints (and the impact on Mason Street Advisors’ profitability), and other operational and enterprise factors. The Directors considered information provided regarding each candidate’s investment approach and portfolio management process applied to index-based mandates and achieving replication of a target index.

Also considered by the Directors were the results of due diligence compliance reviews that had been prepared on the three final sub-advisory candidates. The due diligence reviews were based on the candidates’ responses to informational requests, as well as interviews with compliance and/or legal staff representatives of each candidate. Such reviews included information about each candidate’s compliance program, compliance policies and procedures, brokerage practices, trading policies and procedures, codes of ethics and proxy voting procedures. The Series Fund’s Chief Compliance Officer received compliance-related due diligence materials from the sub-advisory candidates, and he reviewed such materials and provided his report to the Directors at the October 21, 2020 Board meeting. The Directors also had available for consideration each candidate’s responses to the compliance sections of the informational requests, and the candidates’ responses to informational requests related to proxy voting, brokerage and risk management practices.

The Board’s review of the candidates involved assessment of multiple factors which included, without limitation, the following:

Nature, Extent and Quality of Services. The Directors evaluated the nature, scope, extent and quality of services to be provided to the Portfolios by Northern Trust. The Directors considered the information developed from the extensive process utilized to identify qualified sub-advisers for the Portfolios, as well as the analysis and assessment provided by Mason Street Advisors with respect to the sub-advisory candidates. The Directors considered favorably the full replication strategy that would be employed by Northern Trust for index-based mandates, particularly given the role of the Portfolios as passive options within the Northwestern Mutual variable product offerings. The Directors also commented favorably on the Northern Trust’s strategy and ability to efficiently transition assets within an index-based mandate. The Directors’ consideration included information about Northern Trust’s organization and ownership structure, and the tenure, experience and performance of the firm’s investment management team, including particularly the qualifications and experience of the investment personnel who would be providing services to each of the Portfolios. In addition, the Directors considered the in-person presentation by Northern Trust related to its experience in managing index-based investment mandates.

The Directors considered Mason Street Advisors’ assessment of Northern Trust, including positive evaluations of its investment platform, investment processes, brokerage practices and management of cash flows for index-based mandates. The Directors also considered Mason Street Advisor’s evaluation of how Northern Trust replicated performance in index-based mandates and its historical results with respect to tracking error over time.

The Directors considered the investment approaches utilized by each of the sub-advisory candidates. The Directors considered the tenure, experience and performance of the investment management teams for each of the candidates, including particularly the qualifications and experience of the investment personnel who would be providing services to the Portfolios. Finally, the Directors took into consideration the general reputation of Northern Trust and the strength of its investment-related resources. Based on their review of these factors and other factors deemed relevant, the Board concluded that they were satisfied with the nature, extent and quality of the services to be provided by Northern Trust to the Index 400 Stock and Index 600 Stock Portfolios and the resources to be committed by the firm in providing such services.

Investment Performance. In order to evaluate investment performance, the Directors reviewed the performance record of the three final sub-advisory candidates for a composite of managed accounts with index investment strategies similar to the Portfolios (the “composites”). The Directors considered the performance returns of these composites for both short- and long-term periods. The Directors also considered performance reports for each of the candidates which reviewed attribution factors, including tracking error, for index-based mandates. The Directors evaluated the relative performance of the candidates’ composites versus the appropriate index performance returns.

Based on these and other factors deemed relevant, the Board concluded that they were satisfied with the experience and capabilities of Northern Trust related to index-based strategy mandates and the investment performance record of Northern Trust across accounts managed in index-based mandates similar to the Portfolios.

Management Fees and Other Expenses. In evaluating the management fees to be paid by the Portfolios, the Directors considered the contractual fees paid by the Portfolios under the Advisory Agreement between Mason Street Advisors and the Series Fund. The Directors considered the sub-advisory fees (and applicable breakpoints) proposed by the three sub-advisory candidates for services to be provided to the Portfolios. In connection with their review of proposed sub-advisory fees, the Directors also considered the proposed allocation between Mason Street Advisors and each sub-advisory candidate of the investment advisory fee (i.e., the amount of the advisory fee retained by Mason Street Advisors relative to that would be paid to a sub-advisory candidate as a management fee). The Directors considered the existing structure, size, and total operating expenses of the Portfolios. They also considered the advisory fee waiver arrangement in place for the Index 400 Stock Portfolio and the expense limitation arrangement in place for the Index 600 Stock Portfolio.

The Directors determined that the fees proposed by Northern Trust for the Index 400 Stock and Index 600 Stock Portfolios were favorable and were the product of an arm’s-length negotiation between Mason Street Advisors and Northern Trust. Based on their review of the management fees and other expenses, comparative fee data and other factors deemed relevant by the Directors, the Board concluded that the management fees, the sub-advisory fees proposed by Northern Trust for the Index 400 Stock and Index 600 Stock Portfolios and the total operating expenses of each of the Portfolios were reasonable in relation to the nature, scope and quality of the services to be provided by Northern Trust.

Costs and Profitability. The Directors considered Mason Street Advisors’ pricing methodology for its services as investment adviser for the products of which the Portfolios are an investment option. Mason Street Advisors provided comparative information regarding the proposed sub-advisory fees of the candidates, projections regarding Mason Street Advisors’ advisory fee spreads, and associated profitability analyses. The Directors considered the financial condition of Mason Street Advisors and Mason Street Advisors’ costs and profitability related to the Portfolios in light of the sub-advisory fees negotiated with Northern Trust.

The Directors recognized that there are limitations inherent in allocating costs and calculating profitability for an organization such as Mason Street Advisors, and that it is difficult to make comparisons of profitability among investment advisers and clients because comparative information is not generally publicly available and, when available, such information has been developed using a variety of assumptions and other factors. Based on their review of the sub-advisory fees proposed by Northern Trust and the associated profitability analysis for both of the Portfolios, the Board concluded that they were satisfied that

Mason Street Advisors’ level of profitability from its relationship with the Portfolios was appropriate and not excessive.

Economies of Scale. The Directors considered whether the expense structure of each of the Portfolios permitted economies of scale to be shared with investors in the Portfolios. They also took into consideration the total assets and expense ratios of each of the Portfolios. The Directors considered the breakpoints contained in the proposed sub-advisory fee schedules negotiated with Northern Trust, and the extent to which the Portfolios may benefit from economies of scale through those breakpoints. The Directors also considered the expense limitation and fee waiver agreements in place for the Portfolios, as applicable. Based on this information, the Board concluded that the fee structure for each of the Portfolios reflected appropriate economies of scale between the Portfolios and Mason Street Advisors.

Other Information. The Directors were presented with other information intended to assist them in their consideration of the approval of the New Sub-Advisory Agreements, including information regarding Northern Trust’s compliance management structure, any pending or recent litigation or regulatory actions to which Northern Trust or its affiliates may have been a party, and responses to those actions. The Directors also received information regarding Northern Trust’s cybersecurity program and business continuity plan, as well as information regarding portfolio manager compensation practices as they may apply to those portfolio managers proposed to provide services to each of the Portfolios.

Conclusions of the Directors. Based on a consideration of all information deemed relevant in its totality, the Board, including the Independent Directors, and assisted by the advice of legal counsel independent of Mason Street Advisors, in the exercise of its business judgment concluded that it was in the best interest of the Index 400 Stock Portfolio and the Index 600 Stock Portfolio to approve the hiring of Northern Trust as sub-adviser for the Portfolios and entering into the New Sub-Advisory Agreements between Mason Street Advisors and Northern Trust.

Description of the New Sub-Advisory Agreements

Under the terms of the New Sub-Advisory Agreements, Northern Trust shall, subject to the supervision and oversight of the Board and the Adviser, supervise, manage and direct the investment of assets of each of the Portfolios in accordance with the particular Portfolio’s investment objectives, policies and restrictions as stated in the Series Fund’s prospectus and statement of additional information, and with such further guidelines as the Adviser may communicate from time to time, conduct a continual program of evaluation, investment, sale and reinvestment of the particular Portfolio’s assets by determining the securities and other investments that will be purchased and sold, when transactions will be executed, and what portion of the particular Portfolio’s assets will be invested or remain uninvested. Northern Trust will also perform certain other administrative and compliance related functions in connection with the management of each of the Portfolios, including the maintenance of records relating to its services and the provision of periodic reports to the Adviser and the Board.

The New Sub-Advisory Agreements provide for Northern Trust to be compensated on the following basis:

●

For the Index 400 Stock Portfolio --  Based on the average daily net assets of the Index 400 Stock Portfolio at the following rates: 0.04% on the first $500 million of assets, 0.03% on the next $500 million, and 0.02% on assets over $1 billion.

●

For the Index 600 Stock Portfolio -- Based on the average daily net assets of the Index 600 Stock Portfolio at the following rates: 0.05% on the first $500 million of assets 0.04% on the next $500 million, and 0.03% on assets over $1 billion.

Under the New Sub-Advisory Agreements, Northern Trust is compensated from the fees that the Adviser receives from the Portfolios. Northern Trust generally will pay all expenses it incurs in connection with its activities under the New Sub-Advisory Agreements. There will be no increase in the advisory fees paid by the Portfolios to the Adviser as a consequence of the appointment of Northern Trust as sub-adviser to the Index 400 Stock Portfolio and the Index 600 Stock Portfolio and the implementation of the New Sub-Advisory Agreements.

The New Sub-Advisory Agreements were each approved for an initial term of two years. Thereafter, a continuance in each case will require the annual approval of the Board, including the Independent Directors. Each of the New Sub-Advisory Agreements may be terminated at any time, without payment of penalty by (i) the vote of a majority of the Board or the vote of the majority of the outstanding voting securities of the particular Portfolio; (ii) the Adviser, upon 60 days’ prior written notice; or (iii) Northern Trust, upon not less than 90 days’ written notice to the particular Portfolio and the Adviser. The New Sub-Advisory Agreements provide for automatic termination in the event of an assignment, except as otherwise provided by applicable law or the Exemptive Order, or upon the termination of the Advisory Agreement.

The New Sub-Advisory Agreements provide that, in the absence of (i) a material breach of its obligations under the Agreement, (ii) willful misfeasance, intentional misconduct, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligation and duties thereunder, (iii) a violation of applicable law, or (iv) a breach of fiduciary duty with respect to compensation for services, Northern Trust will not be liable for any act or omission in connection with its activities as sub-adviser to the Portfolios.

MANAGEMENT

Mason Street Advisors

The investment adviser for the Portfolios is Mason Street Advisors, LLC, a wholly owned subsidiary of Northwestern Mutual. Mason Street Advisors’ address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Northwestern Mutual shares the same address. In addition to the Series Fund, Mason Street Advisors may provide advisory and/or related services to Northwestern Mutual and certain of its affiliates. As of December 31, 2020, Mason Street Advisors had over $17.4 billion in assets under management.

Pursuant to the Advisory Agreement, subject to the supervision of the Board, Mason Street Advisors manages the investment and reinvestment of the assets of the Series Fund’s portfolios and determines the composition of the assets of the portfolios, including the purchase, retention or sales of the securities and cash contained in the portfolios. In so doing, the Adviser may hire one or more sub-advisers to carry out the investment program of the Series Fund. The Advisory Agreement provides that Mason Street Advisors will provide or procure certain services for the Series Fund and permits Mason Street Advisors to delegate some or all administrative contractual obligations to others, including affiliates. The Adviser also administers the Series Fund’s corporate affairs. Pursuant to the Advisory Agreement, the Adviser has agreed to assume: (i) expenses incurred by it in connection with managing the investment advisory and administrative operations of the Series Fund (such as office space, facilities and equipment); (ii) fees and expenses of the personnel of the Adviser and the Series Fund (except compensation, fees and expenses of the Independent Directors and the compensation, benefits and expenses of the Series Fund’s chief compliance officer and his or her compliance staff that relate to fund compliance functions); (iii) fees of the sub-advisers appointed by the Adviser; and (iv) expenses the Adviser otherwise agrees to assume pursuant to the advisory fee waiver agreement with the Series Fund discussed below.

For services to the Index 400 Stock Portfolio, the Index 400 Stock Portfolio pays the Adviser a fee based on the average daily net assets at the rate of 0.25%. The Adviser has entered into a written agreement to waive a portion of its management fee related to the Index 400 Stock Portfolio such that the fee is 0.25%

on the Index 400 Stock Portfolio’s first $500 million of average net assets and 0.20% on average net assets over $500 million until April 30, 2021. For services to the Index 600 Stock Portfolio, the Index 600 Stock Portfolio pays the Adviser a fee based on the average daily net assets at the following rates: 0.25% on the first $200 million of the Index 600 Stock Portfolio’s average net assets and 0.20% on assets over $200 million. The Adviser has entered into a written agreement to limit expenses of the Index 600 Stock Portfolio to 0.35% of average net assets. (The expense limitation agreement excludes certain expenses such as taxes, brokerage charges, and other investment-related costs.) After giving effect to the advisory fee waiver agreement, the Adviser received advisory fees of $2,085,083 from the Index 400 Stock Portfolio for the fiscal year ended December 31, 2020. The Adviser received advisory fees of $636,443 from the Index 600 Stock Portfolio for the fiscal year ended December 31, 2020. The fee waiver agreement and expense limitation agreement as described above may be terminated by the Adviser at any time after April 30, 2021.

The Advisory Agreement provides that the Adviser will not be liable for any act or omission or any loss suffered by the Portfolios in connection with the matters to which the Advisory Agreement relates, except for a loss resulting from the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties under the Advisory Agreement. The Advisory Agreement will continue in effect only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act of 1940, as amended. The Advisory Agreement may be terminated at any time without payment of penalty by: (i) a vote of the Board or by the vote of a majority of the voting securities of any portfolio, upon 60 days’ written notice to the Adviser; or (ii) the Adviser, upon 90 days’ written notice to the Series Fund. The Advisory Agreement will terminate automatically upon its assignment.

The Advisory Agreement was last approved by the Board, including a majority of the Independent Directors, on February 24, 2021. The beneficial shareholders of the Series Fund last approved the Advisory Agreement on April 17, 2012.

The following chart lists the names and principal occupations of the directors and principal executive officers of Mason Street Advisors. The address for each, as it relates to that person’s position with Mason Street Advisors, is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Adviser	Principal Occupation
Ronald P. Joelson	Director and Chairman of the Board	Executive Vice President, Chief Investment Officer of Northwestern Mutual
David J. Drury	Director	Partner, WING Capital Group
Rosanne Kropp	Director	Vice President – Investments Northwestern Mutual
Kate M. Fleming	Director and President	President of Mason Street Advisors and President of Northwestern Mutual Series Fund, Inc.
James E. Fleming	Vice President	Vice President (Adviser)
Eric A. Lubarsky	Vice President	Vice President (Adviser)
Rod A. Schmucker	Vice President	Vice President (Adviser)
David B. Kennedy	Secretary	Assistant General Counsel of Northwestern Mutual
Michael J. Conmey	Chief Compliance Officer	Chief Compliance Officer of Mason Street Advisors and Northwestern Mutual Series Fund, Inc.

Certain officers or Directors of the Series Fund serve in the capacity of director, officer and/or employee of the Adviser. The following chart lists these individuals and their positions with the Series Fund and the

Adviser. The address of each officer of the Series Fund listed is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Series Fund	Position with Adviser
Kate M. Fleming	President	Director and President
James E. Fleming	Vice President - Investments	Vice President
Eric A. Lubarsky	Vice President - Investments	Vice President
Rod A. Schmucker	Vice President - Investments	Vice President
Michael J. Conmey	Chief Compliance Officer	Chief Compliance Officer
David B. Kennedy	Assistant Secretary	Secretary
Ronald P. Joelson	Director	Director, Chairman

Northern Trust Investments, Inc.

Northern Trust Investments, Inc. (“Northern Trust”), 50 South LaSalle Street, Chicago, Illinois 60603, serves as sub-advisor to the Portfolios under the New Sub-Advisory Agreement. Northern Trust is an indirect subsidiary of Northern Trust Corporation. As of December 31, 2020, Northern Trust’s assets under management were approximately $1.4 trillion.

The following chart lists the names and principal occupations of the directors and principal executive officers of Northern Trust. The address for each, as it relates to that person’s position with Northern Trust, is 50 South LaSalle Street, Chicago, Illinois 60603.

Name	Position with Sub-Adviser	Principal Occupation
John Abunassar	Director and Executive Vice President	Head, Institutional Group, Northern Trust Investments, Inc.
Joseph W. McInerney	Director, Executive Vice President and Senior Trust Officer	Chief Investment Officer, Northern Trust Investments, Inc.
Robert P. Browne	Senior Vice President	Chief Legal Counsel and Secretary, Northern Trust Investments, Inc.
Craig R. Carberry	Vice President	Anti-Money Laundering Compliance Officer, Northern Trust Investments, Inc.
Darlene Chappell	Senior Vice President	Assistant General Counsel and Assistant Secretary, Northern Trust Investments, Inc.
Jose J. Del Real	Director and Senior Vice President	Head, ETFs and Mutual Funds Product Management, Northern Trust Investments, Inc.
Peter K. Ewing	Director and Executive Vice President	Head, Strategic Product Management, Northern Trust Investments, Inc.
Sheri B. Hawkins	Executive Vice President	Chief Operating Officer, Northern Trust Investments, Inc.
Archana Kumar	Senior Vice President	Chief Risk Officer, Northern Trust Investments, Inc.
Maya G. Teufel	Senior Vice President	Chief Compliance Officer, Northern Trust Investments, Inc.
Shundrawn A. Thomas	Director, President, Chief Executive Officer and Chairman	Director, President, Chief Executive Officer and Chairman, Northern Trust Investments, Inc.
Ryan M. Wickert	Senior Vice President	Chief Financial Officer and Treasurer, Northern Trust Investments, Inc.

Name	Position with Sub-Adviser	Principal Occupation
Darek Wojnar	Director and Executive Vice President	Head, Funds and Managed Accounts Solutions, Northern Trust Investments, Inc.

Northern Trust provides investment advisory services to the funds listed below, which have investment objectives and strategies similar to that of the Portfolios. While the investment objectives and strategies of the funds listed below may be similar to those of the particular Portfolio with which it is compared, the nature of services provided by Northern Trust may be different.

Comparable Fund for Index 400 Stock Portfolio	Sub-Advisory Fee	Assets Managed as of December 31, 2020
Northern Mid Cap Index Fund (Advised)	0.15%*	$2,300.9 million
MM S&P Mid Cap Index Fund (Sub-Advised)	First $100 million at 0.05%; balance at 0.03%	$375.7 million

Comparable Fund for Index 600 Stock Portfolio	Sub-Advisory Fee	Assets Managed as of December 31, 2020
Northern Small Cap Core Fund (Advised)	0.60%*	$482.5 million
Northern Small Cap Index Fund (Advised)	0.15%*	$1,464.3 million
Northern Small Cap Value Fund (Advised)	1.00%*	$2,671.0 million
MM Russell 2000 Small Cap Index Fund (Sub-Advised)	First $100 million at 0.06%; balance at 0.03%	$259.1 million
DWS Small Cap Index VIP (Sub-Advised)	First $100 million at 0.08%; next $400 million at 0.04%; balance at 0.02%	$333.9 million

* Northern Trust has waived, reduced, or otherwise agreed to reduce its compensation under applicable contract.

SHARES OUTSTANDING AND OWNERSHIP OF SHARES

All of the outstanding shares of the Portfolios are owned by Northwestern Mutual. Northwestern Mutual holds title to these shares for its separate investment accounts (either directly or indirectly through one or more underlying Series Fund portfolios operating as an affiliated fund of funds) used for funding variable annuity contracts and variable life insurance policies.

The following table shows the allocation of shares of the Index 400 Stock Portfolio among the separate investment accounts and the underlying Series Fund portfolios as of December 31, 2020.

NML Variable Annuity Account A	22,007,468	shares	4.2%
NML Variable Annuity Account B	284,943,567	shares	55.0%
NML Variable Annuity Account C	1,489,647	shares	0.3%
Northwestern Mutual Variable Life Account	187,792,217	shares	36.2%
Northwestern Mutual Variable Life Account II	22,561,157	shares	4.3%
Total	518,794,056	shares	100%

The following table shows the allocation of shares of the Index 600 Stock Portfolio among the separate investment accounts and the underlying Series Fund portfolios as of December 31, 2020.

NML Variable Annuity Account A	14,869,347	shares	6.5%
NML Variable Annuity Account B	158,935,597	shares	69.0%
NML Variable Annuity Account C	1,265,998	shares	0.6%
Northwestern Mutual Variable Life Account	39,196,408	shares	17.1%
Northwestern Mutual Variable Life Account II	15,515,205	shares	6.8%
Total	229,782,555	shares	100%

The amount beneficially owned by the Directors and officers as a group is less than 1% of the Portfolios.

AFFILIATED BROKERAGE TRANSACTIONS

The Portfolios did not make any payments to an affiliated broker for the fiscal year ended December 31, 2020.

DISTRIBUTION

The Series Fund has no principal underwriter or distributor. The Series Fund sells its shares directly to Northwestern Mutual’s insurance company separate accounts to fund variable annuity and variable life insurance products issued by Northwestern Mutual.

OTHER INFORMATION

Annual and Semi-Annual Reports

Free copies of the Series Fund’s current annual and semi-annual reports may be obtained by writing to Northwestern Mutual, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, calling the following toll-free telephone number: 866-910-1232 or sending an email to vavldocrequest@northwesternmutual.com.

Shareholder Proposals

The Series Fund is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Series Fund must be received by the Series Fund within a reasonable time before the Series Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Series Fund will not incur expenses in connection with this Information Statement. Mason Street Advisors and/or an affiliate will pay the expenses, including the printing, distribution, legal fees and out-of-pocket expenses.

Householding

Only one copy of the Notice may be delivered to multiple contract owners who have an allocation to either Portfolio sharing the same address, unless Northwestern Mutual has received contrary instructions. Additional copies of the Notice may be requested by contacting Northwestern Mutual at 866-910-1232, sending an email to vavldocrequest@northwesternmutual.com or by writing to 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Contract owners sharing an address with an allocation to a Portfolio who received a single copy of the Notice and who wish to receive separate copies of future notices, or contract owners sharing an address that received separate copies of the Notice and who wish to receive a single copy of future notices, can make the request by contacting Northwestern Mutual at the same address, telephone number, or email address as set forth above.

Northwestern Mutual Series Fund, Inc.

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Index 400 Stock Portfolio

Index 600 Stock Portfolio

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Index 400 Stock and Index 600 Stock Portfolios (the “Portfolios”) of Northwestern Mutual Series Fund, Inc. (the “Series Fund”). The Series Fund is not soliciting proxy or consent authority, but is furnishing the Information Statement pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. We encourage you to access and review all of the important information contained in the Information Statement.

As the owner of a variable annuity contract or variable life insurance policy with assets invested in one or both of the Portfolios as of January 29, 2021 (record date), the Information Statement is available for you to view. The Information Statement details the recent hiring of a new sub-adviser for the Portfolios. Specifically, the Board of Directors of the Series Fund (the “Board”) determined to appoint and approved the selection of Northern Trust Investments, Inc. to serve as the sub-adviser to the Series Fund’s Index 400 Stock and Index 600 Stock Portfolios. This change became effective on February 1, 2021. Mason Street Advisors, LLC (“Mason Street Advisors”), the Series Fund’s investment adviser, will continue to serve as the investment adviser for the Portfolios.

Mason Street Advisors and the Series Fund have received an exemptive order from the U.S. Securities and Exchange Commission that allows Mason Street Advisors to hire, terminate or replace sub-advisers to the Portfolios without shareholder approval, subject to certain conditions and Board approval (the “Manager of Managers Order”). The Manager of Managers Order requires that an Information Statement be provided to you.

By sending you this Notice, Mason Street Advisors and the Series Fund are making the Information Statement available to you online in lieu of mailing you a copy. The full Information Statement will be available on the following website until August 1, 2021: www.nmseriesfund.com. You can access, view and print the Information Statement by clicking on the direct link to the Information Statement that appears at the bottom of the webpage under the heading “Additional Documents.” A paper or e-mail copy of the Information Statement may be obtained, without charge, by calling 866-910-1232 or sending an email to vavldocrequest@northwesternmutual.com.

If you want to receive a paper or e-mail copy of the Information Statement,

you must request a copy by following the instructions above.

There is no charge to you for requesting a copy.